Exhibit (a)(6)


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. For a limited liability company that is disregarded as an entity separate from its owner you must show the owner's name and number.

                                    Give the Social                                                       Give the
                                    Security number                                                       Employer ID.
For this type of account:           of--                      For this type of account:                   number of--
-------------------------           --------------------      -------------------------------------       -------------------------
1.  An individual's account         The individual             9.  A valid trust, estate or pension       The legal entity (do
                                                                   trust                                  not furnish the
2.  Two or more individuals         The actual owner of                                                   identifying number
                                    the account or, if                                                    of the personal
                                    joint funds,                                                          representative or
                                    either person(1)                                                      trustee unless the
                                                                                                          legal entity itself
                                                                                                          is not designated
3.  Husband and wife (joint)        The actual owner of  the                                              in the account
                                    account or, if joint funds,                                           title.)(5)
                                    either person(1)
                                                               10.  Corporate account                     The corporation
4.  Custodian account of a          The minor(2)
    minor (Uniform Gift to                                     11.  Religious, charitable or              The organization
    Minors Act)                                                     educational organization
                                                                    account
5.  Adult and minor (joint)         The adult or, if the minor
                                    is the only contributor,   12.  Partnership account held in the       The partnership
                                    the minor(1)                    name of the business

6.  Account in the name of          The ward, minor or         13.  Association, club or other tax-       The organization
    guardian or committee for       incompetent person(3)           exempt organization
    a designated ward, minor or
    incompetent person                                         14.  A broker or registered nominee        The broker or
                                                                                                          nominee
7. a. The usual revocable savings   The grantor-trustee(1)
      account (grantor is also
      trustee)                                                 15.  Account with the Department of        The public entity
   b. So-called trust account that  The actual owner(1)             Agriculture in the name of a public
      is not a legal or valid trust                                 entity (such as a State or local
      under State law                                               government, school district or
                                                                    prison) that receives agricultural
8.  Sole proprietorship account     The owner(4)                    program payments



(1)      List first and circle the name of the person whose number you furnish.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)      Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees and Payments Exempt from Backup Withholding

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Action 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.

1.       A corporation.

2. An organization exempt from tax under section 501(a), or an IRA or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

3.       The United States or any of its agencies or instrumentalities.

4. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

5. A foreign government or any of its political subdivision, agencies, or instrumentalities.

6.       An   international   organization   or   any   of   its   agencies   or
         instrumentalities.

7.       A foreign central bank of issue.

8. A dealer in securities or commodities required to be registered in the United States, the District of Columbia, or a possession of the United States.

9. A futures commission merchant registered with the Commodity Futures Trading Commission.

10.      A real estate investment trust.

11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.      A common trust fund operated by a bank under section 584(a).

13.      A financial institution.

14. A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee list.

15.      A trust exempt from tax under section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

         o        Payments to nonresident  aliens  subject to withholding  under section 1441.

         o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

         o Payments of patronage dividends where the amount received is not paid in money.

         o        Payments made by certain foreign organizations.

Payments of Interest not generally subject to backup withholding includes the following:

         o        Payments  of interest on  obligations  issued by  individuals.
                  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

         o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

         o        Payments   described  in  section  6049(b)(5)  to  nonresident
                  aliens.

         o        Payments on tax-free covenant bonds under section 1451.

         o        Payments made by certain foreign organizations.

         o        Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N. Privacy Act Notice. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

         a) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

         b) Failure to Report Certain Dividend and Interest Payments. If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

         c) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

         d)   Criminal   Penalty   for   Falsifying   Information.    Falsifying
certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

             FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
                         OR THE INTERNAL REVENUE SERVICE